Exhibit 99.1

NEWS RELEASE

Investor Contact: Dave Horin, Chief Financial Officer (212) 356-0545

Media Contact: Mike Geller, Edelman for Rodman & Renshaw and DirectMarkets (212) 729-2163

Rodman & Renshaw Launches DirectMarkets:
First-Ever 24/7 Automated Electronic Transaction Platform To Link Issuers with
Investors for Primary Offerings of Securities by Existing Publicly-Traded
Companies

—Kevin Lupowitz Recruited as CEO of DirectMarkets—

—MANAGEMENT TO HOLD CONFERENCE CALL AT 11:00AM (ET) TODAY—

New York, NY, February 2, 2012 – Rodman & Renshaw Capital Group, Inc. (Nasdaq: RODM), via a new subsidiary, DirectMarkets, will unveil an automated state-of-the-art electronic transaction platform to directly link existing public company issuers and investors seeking to transact primary offerings of securities. DirectMarkets will bring unprecedented, cost-efficient access to the capital markets into the C-Suite of public companies and bypass certain traditional roles typically held by investment banks that presently control the transactional process. Both investors and issuers will benefit from 24/7 seamless access to DirectMarkets’ platform through a graphical user interface (GUI) accessible via a desktop or laptop computer, as well as any mobile smart devices such as tablets or smartphones. The official launch will take place at the TradeTech 2012 Conference in New York City that begins on March 6, 2012.

With its many features, the DirectMarkets platform will empower issuers to sell shares (covered by a shelf registration) directly into the secondary market and to complete funding transactions at a fraction of the current cost. Using the same platform, investors will be able to directly contact issuers, with effective shelf registrations in place, to indicate their interest in buying that issuer’s stock, effectively gaining the ability to accumulate stock positions in a more cost-effective manner than through on-going open market purchases.

Suitable for companies listed on NYSE, NYSE Amex and NASDAQ, as well as unlisted OTCBB companies, the DirectMarkets platform is designed to bring greater efficiency and cost savings to current methods that public companies use to effect financings, including follow-on offerings, Registered Directs (RDs,) At-the-Markets (ATMs), Confidentially Marketed Public Offerings (CMPOs) and Private Investments in Public Equities (PIPEs). Adaptation of the platform across international markets will also be pursued by DirectMarkets.

To lead DirectMarkets, Rodman has recruited Kevin Lupowitz as Chief Executive Officer of the DirectMarkets operating entity. Before joining DirectMarkets, Mr. Lupowitz, age 42, was the Chief Information Officer at FXall, a leading electronic foreign exchange platform. Previously, he was a founding employee of Liquidnet, the global institutional trading network, where he was also Chief Information Officer.

By providing added efficiencies that link issuers with purchasers of securities, while substantially reducing related fees and expenses because of the limited role of intermediaries, the DirectMarkets platform is positioned to be the catalyst for a major paradigm shift in the securities industry. As Edward Rubin, Chief Executive Officer of Rodman & Renshaw, explained: “DirectMarkets is an outgrowth of Rodman’s continual evolution and desire to lead, innovate and service the capital needs of both issuers and investors. We have always recognized the need to be swift in adapting to changes in financing approaches and marketplace requirements. DirectMarkets will be a game-changer and with Kevin Lupowitz’s talent and experience at the helm, this new electronic transaction platform is the catalyst that will redefine Rodman as an innovative technology company focusing on the financial services industry, while strengthening our legacy business.”

The DirectMarkets platform will complement Rodman’s various other business activities, including its market making, sales & trading, research, investment banking, and conferences. In assessing the multiple advantages, Mr. Lupowitz added, “I look forward to heading DirectMarkets. Rodman already has a solid foundation of thousands of potential issuers and investors. DirectMarkets will capitalize on those existing relationships to provide issuers with efficient access to market demands. We will have a unique competitive advantage as the platform gains traction and we begin the process of easing issuers and investors through the transition from manual transactions to our new automated platform.”

In conjunction with the launch of DirectMarkets, Rodman & Renshaw Capital Group, Inc. intends to change its name to Direct Markets Holdings Corp., subject to stockholder approval at its 2012 Annual Meeting of Stockholders scheduled to be held on May 4, 2012. Rodman’s sales & trading and investment banking operations will continue to be conducted by Rodman & Renshaw, LLC.

DirectMarkets Key Features

The DirectMarkets platform’s functionality will include:

•

24/7 seamless access to the DirectMarkets portal through a graphical user interface (GUI) utilizing a desktop or laptop computer, or any mobile smart device such as a tablet or smartphone. Providing Execution Management System (EMS) and Order Management System (OMS) integration for primary offering transactions.

•

Connectivity among public companies, institutional investors and sell-side firms to facilitate the purchase and sale of securities, typically off an issuer’s existing shelf registration. Matching secondary market demand (i.e., investor demand typically fulfilled through transactions effected on exchanges or alternative trading systems) with a new source of supply: primary offerings of securities by existing publicly traded companies (i.e., direct purchases from issuers) utilizing reverse inquiry processes. Enabling investors to express interest directly to an issuer in its securities, becoming a catalyst for a potential transaction.

•

Workflow management tools for complex financing transactions beyond the standardized offerings of common stock at an agreed-upon price. Automating and standardizing the closing process for capital markets transactions from engagement letter through document negotiation, allocation and settlement resulting in significantly reduced costs and transaction expenses for the issuer.

•

Seamless management of ATMs by issuers through the DirectMarkets portal, efficiently selling securities directly into trading markets, reducing costs and taking advantage of market trends and opportunities.

•	Ability for issuers to seamlessly manage and monitor open-market buy-back programs through the DirectMarkets portal.

•

Connectivity among holders of large blocks of an issuer’s securities and interested purchasers, enabling such purchasers to identify and contact such holders directly, and providing venture capital firms, private equity firms, chief executive officers and other senior executives with additional opportunities to monetize their holdings. Enabling executives to sell 144 restricted and control securities into a trading market in compliance with holding period, volume restriction and manner of sale regulations.

•

Providing an issuer-managed social networking platform where issuers can communicate directly with investors on a targeted or non-discretionary basis through interactive (e.g., blogs, twitters, virtual tours, etc.) and static content (e.g., press releases, regulatory filings, etc.), and providing investors with a centralized destination to access information across their target companies. Providing issuers with the functionality to conduct electronic non-deal road shows with qualified investors.

Background:

The DirectMarkets platform was developed by Rodman over the last several years, building on the expertise that it has obtained in completing more than 580 financing transactions for public companies since 2002. During the last decade, capital-raising options and alternatives for public companies have evolved from traditional follow-on offerings to RDs, ATMs and CMPOs. Through this evolution, the issuer has gained more influence over the capital-raising process by acting on shorter notice and reducing its exposure to market volatility during the life of a deal. The DirectMarkets platform is the next and logical evolutionary step in empowering the issuer and bringing access to the capital markets directly into the C-Suite of public companies through an electronic interface linking public company issuers with investors.

Patents have been filed and are being prosecuted in the United States and abroad with respect to proprietary components of the DirectMarkets platform including its trade matching system, interfaces and processes.

In recent years, disintermediation has fueled cost savings, introduced efficiencies, and sparked new business models both within the financial services community and across many other industries. Secondary trading of securities has been revolutionized through automation and technology applications resulting in significantly reduced costs, execution efficiency and disintermediation with market participants gaining direct access to counterparties. Companies such as Instinet, ITG and Liquidnet led the way with industry-changing applications and platforms. However, this disintermediation, and the resultant efficiencies, have largely bypassed the market for primary offerings of securities by existing publicly traded companies, where transactions are still predominantly handled manually, much as secondary trading transactions were in years past. DirectMarkets aims to bring the market for primary offerings of securities by existing publicly traded companies into the 21st century with automation, connectivity and disintermediation, resulting in increased efficiencies and significantly reduced costs.

DirectMarkets’ targeted market is currently suited for transformation. The market is large and highly fragmented. While Rodman is the leader in the PIPE and RD transaction markets, having been ranked the #1 Placement Agent in terms of the aggregate number of PIPE and RD financing transactions completed every year since 20051, our market share still only amounts to approximately 8.3% of transactions completed and represents only 4.6% of gross dollars raised through these offerings. The total PIPE and RD marketplace for U.S. public companies was approximately

[1] Source: Sagient Research Systems, a leading publisher of independent research for the financial services and institutional investment communities.

$27.8 billion in 2011. The complete market for primary offerings of securities by existing publicly traded companies includes PIPE, RD, CMPO, Follow-On and ATM transactions. Capital raised in this market totaled approximately $163 billion in 2011. Every U.S. public company that has in place or is eligible to file a shelf registration statement is a potential user of the DirectMarkets platform. Over the past five years, over 4,000 shelf registration statements have been filed by U.S. public companies.

Given the size of the market for primary offerings of securities by existing publicly traded companies and its fragmented state, Rodman is convinced that directly connecting issuers and investors through a low-cost, efficient and proprietary automated platform presents DirectMarkets with a very significant market opportunity.

     Conference Call Information

In conjunction with this release, Rodman & Renshaw will hold a conference call on February 2, 2012 at 11:00 AM Eastern Time, hosted by Mr. Edward Rubin, Chief Executive Officer, Mr. Michael Vasinkevich, Vice Chairman, Mr. David Horin, Chief Financial Officer and Mr. Kevin Lupowitz, the Chief Executive Officer of our DirectMarkets subsidiary. Investors and analysts can participate in the conference call by dialing 1-877-407-9205 (United States) or 1-201-689-8054 (International).

The conference will be replayed in its entirety beginning at approximately 2:00 PM Eastern Time on February 2, 2012, through to 11:59 PM Eastern Time on February 8, 2012. To access the replay of this conference call, please dial 1-877-660-6853 (United States) or 1-201-612-7415 (International) and use Account # 286, Conference # 387096.

The conference call will also be simultaneously broadcast live over the Internet, as well as for replay, and can be accessed through the webcasts and presentations tab of the investor relations section of the Rodman & Renshaw Capital Group, Inc. website located at www.rodm.com. Please allow for some time following the completion of the conference call to access the archive of the Webcast. Allow for time prior to the conference call Webcast to visit the web site and download the streaming media software required to listen to the Internet broadcast.

About Rodman & Renshaw Capital Group, Inc.

Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) is a holding company with a number of direct and indirect subsidiaries, including Rodman & Renshaw, LLC.

Rodman & Renshaw, LLC is a full-service investment bank dedicated to providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions. The company also provides research and sales and trading services to institutional investors. Rodman is the leader in the PIPE (private investment in public equity) and RD (registered direct offering) transaction markets. According to Sagient Research Systems, Rodman has been ranked the #1 Placement Agent by deal volume of PIPE and RD financing transactions completed every year since 2005. For more information visit Rodman & Renshaw on the Internet at www.rodm.com.

MEMBER FINRA, SIPC

     Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance including, but not limited to the timing and success of the roll-out of the DirectMarkets platform. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements.

These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed March 15, 2011, which is available at the U.S. Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management’s reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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